Exhibit 99.1

FOR IMMEDIATE RELEASE	February 22, 2024

Teleflex Reports Fourth Quarter and Full Year 2023 Financial Results

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the fourth quarter ended December 31, 2023.

Fourth quarter financial summary
•Revenues of $773.9 million, reflective of five fewer shipping days year-over-year, up 2.1% compared to the prior year period; up 0.7% on a constant currency basis

•GAAP diluted EPS from continuing operations of $0.66, compared to $1.65 in the prior year period

•Adjusted diluted EPS from continuing operations of $3.38, compared to $3.52 in the prior year period

Full year 2023 financial summary
•Revenues of $2,974.5 million, up 6.6% year-over-year; up 6.5% on a constant currency basis

•GAAP diluted EPS from continuing operations of $7.56, compared to $7.67 in the prior year

•Adjusted diluted EPS from continuing operations of $13.52, compared to $13.06 in the prior year

2024 guidance summary
•GAAP revenue growth guidance range of 3.60% to 4.60%

•Constant currency revenue growth guidance range of 3.75% to 4.75%

•GAAP EPS from continuing operations guidance range of $5.69 to $6.09

•Adjusted diluted EPS from continuing operations guidance range of $13.55 to $13.95

“We demonstrated solid execution during the fourth quarter against a stable to improving macro-environment,” said Liam Kelly, Teleflex's Chairman, President and Chief Executive Officer. "We once again built upon Teleflex’s growth objectives which resulted in 6.5% constant currency revenue growth for 2023. During the year, we expanded our geographic presence, launched new products, and continued to drive efficiencies throughout the business. In addition, we advanced our capital allocation strategy with the close of the Palette Life Sciences AB acquisition in October, 2023 and our integration activities are progressing well. As we look into 2024, we remain committed to our corporate strategy for durable growth."

NET REVENUE BY SEGMENT
The following table provides information regarding net revenues in each of the Company's reportable operating segments for the three and twelve months ended December 31, 2023 and December 31, 2022 on both a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	December 31, 2023	December 31, 2022	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$450.6	$458.0	(1.6)%	0.3%	(1.9)%
EMEA	152.4	147.8	3.1%	5.8%	(2.7)%
Asia	88.3	78.5	12.5%	(0.1)%	12.6%
OEM	82.6	73.7	12.1%	1.2%	10.9%
Consolidated	$773.9	$758.0	2.1%	1.4%	0.7%

	Year Ended		% Increase / (Decrease)
	December 31, 2023	December 31, 2022	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$1,715.4	$1,653.7	3.7%	—%	3.7%
EMEA	586.2	558.4	5.0%	2.2%	2.8%
Asia	346.9	306.3	13.2%	(4.4)%	17.6%
OEM	326.0	272.6	19.6%	0.7%	18.9%
Consolidated	$2,974.5	$2,791.0	6.6%	0.1%	6.5%

NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following table provides information regarding net revenues in each of the Company's global product categories for the three and twelve months ended December 31, 2023 and December 31, 2022 on both a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	December 31, 2023	December 31, 2022	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$186.7	$186.4	0.1%	1.3%	(1.2)%
Interventional	135.6	125.1	8.5%	1.3%	7.2%
Anesthesia	98.2	99.6	(1.5)%	1.9%	(3.4)%
Surgical	109.6	110.4	(0.8)%	1.2%	(2.0)%
Interventional Urology	93.0	89.2	4.3%	0.1%	4.2%
OEM	82.6	73.7	12.1%	1.2%	10.9%
Other	68.2	73.6	(7.2)%	3.0%	(10.2)%
Consolidated	$773.9	$758.0	2.1%	1.4%	0.7%

	Year Ended		% Increase / (Decrease)
	December 31, 2023	December 31, 2022	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$708.0	$683.6	3.6%	0.1%	3.5%
Interventional	511.4	445.0	14.9%	(0.1)%	15.0%
Anesthesia	390.0	388.9	0.3%	0.3%	—%
Surgical	427.4	392.9	8.8%	(0.7)%	9.5%
Interventional Urology	319.8	322.8	(0.9)%	—%	(0.9)%
OEM	326.0	272.6	19.6%	0.7%	18.9%
Other	291.9	285.2	2.4%	1.1%	1.3%
Consolidated	$2,974.5	$2,791.0	6.6%	0.1%	6.5%

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the year ended December 31, 2023 totaled $245.5 million compared to $234.6 million for the prior year period.
•Cash and cash equivalents at December 31, 2023 were $222.8 million compared to $292.0 million at December 31, 2022.
•Net accounts receivable at December 31, 2023 were $443.5 million compared to $408.8 million at December 31, 2022.
•Inventories at December 31, 2023 were $626.2 million compared to $578.5 million at December 31, 2022.

2024 OUTLOOK
On a GAAP basis, the Company expects full year 2024 revenue growth of 3.60% to 4.60%, reflecting our estimate of an approximately 0.15% negative impact of foreign exchange rate fluctuations. On a constant currency basis, the Company expects full year 2024 revenue growth of 3.75% to 4.75% year-over-year.

The Company expects full year 2024 GAAP diluted earnings per share from continuing operations of $5.69 to $6.09, representing a decrease of 24.7% to 19.4%. The Company expects full year 2024 adjusted diluted earnings per share from continuing operations of $13.55 to $13.95, representing growth of 0.2% to 3.2% year-over-year.

Forecasted 2024 Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2024 GAAP revenue growth	3.60%	4.60%
Estimated impact of foreign currency exchange rate fluctuations	(0.15)%	(0.15)%
Forecasted 2024 constant currency revenue growth	3.75%	4.75%

Forecasted 2024 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$5.69	$6.09
Restructuring, restructuring related and impairment items, net of tax	$0.20	$0.20
Acquisition, integration and divestiture related items, net of tax	$0.34	$0.34
Other items, net of tax	$—	$—
Pension termination and related charges, net of tax	$2.85	$2.85
ERP Implementation, net of tax	$0.29	$0.29
MDR, net of tax	$0.26	$0.26
Intangible amortization expense, net of tax	$3.92	$3.92
Forecasted adjusted diluted earnings per share from continuing operations, net of tax	$13.55	$13.95

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's fourth quarter 2023 investor conference call can be accessed live from a link on the Company's website at teleflex.com. The call will begin at 8:00 am ET on February 22, 2024.

An audio replay of the investor call will be available beginning at 11:00 am ET on February 22, 2024, either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S.) or 1 647 362 9199 (all other locations). The confirmation code is 69028.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.

In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.

Certain financial information is presented on a rounded basis, which may cause minor differences. Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP.” In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical constant currency net revenues to historical GAAP net revenues are set forth above under “Net Revenue by Segment" and "Net Revenue by Global Product Category". Tables reconciling historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Other - These are discrete items that occur sporadically and can affect period-to-period comparisons.

Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental costs. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Legal entity rationalization items - These adjustments represent direct and incremental costs and discrete changes affecting our deferred tax liability within income tax expenses incurred in connection with legal entity rationalizations. The associated costs and impact on income tax expense do not represent normal operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended December 31, 2023
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.7%	39.5%	4.6%	10.7%	$60.0	$28.8	48.0%	$0.66
Adjustments
Restructuring, restructuring related and impairment items (A)	0.4	(0.1)	—	2.0	15.5	2.6		0.27
Acquisition, integration and divestiture related items (B)	0.2	(0.6)	—	0.2	1.7	1.3		0.01
ERP implementation	—	—	—	—	(0.2)	(0.1)		0.00
MDR	—	—	(0.6)	0.6	4.8	—		0.10
Pension termination costs	—	(5.9)	—	5.9	45.4	10.4		0.74
Legal entity rationalization	—	(0.7)	—	0.7	5.3	(26.2)		0.67
Intangible amortization expense	3.8	(2.4)	—	6.2	48.6	4.0		0.94
Tax adjustments	—	—	—	—	—	0.3		(0.01)
Adjustments total	4.4	(9.7)	(0.6)	15.6	121.1	(7.7)		2.72
Adjusted basis	60.1%	29.8%	4.0%	26.3%	$181.1	$21.1	11.6%	$3.38

Three Months Ended December 31, 2022
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.7%	30.8%	5.6%	17.0%	$109.4	$31.3	28.6%	$1.65
Adjustments
Restructuring, restructuring related and impairment items (A)	1.2	—	—	3.5	26.9	(6.3)		0.70
Acquisition, integration and divestiture related items (B)	—	(0.4)	—	0.4	2.7	0.1		0.06
Other items (C)	—	(0.1)	—	0.1	1.1	0.3		0.02
MDR	—	—	(1.3)	1.4	10.3	—		0.22
Intangible amortization expense	3.1	(2.4)	—	5.5	42.2	2.3		0.84
Tax adjustments	—	—	—	—	—	(1.4)		0.03
Adjustments total	4.3	(2.9)	(1.3)	10.9	83.2	(5.0)		1.87
Adjusted basis	60.0%	27.9%	4.3%	27.9%	$192.6	$26.3	13.6%	$3.52

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

Totals may not sum due to rounding.

Year Ended December 31, 2023
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.4%	32.8%	5.2%	17.0%	$434.0	$76.4	17.6%	$7.56
Adjustments
Restructuring, restructuring related and impairment items (A)	0.8	(0.1)	(0.1)	1.4	43.0	6.7		0.77
Acquisition, integration and divestiture related items (B)	0.1	0.5	—	(0.6)	(17.7)	1.5		(0.41)
ERP implementation	—	(0.1)	—	0.1	2.6	0.6		0.04
MDR	—	—	(1.0)	1.0	28.4	—		0.60
Pension termination costs	—	(1.5)	—	1.5	45.5	10.4		0.74
Legal entity rationalization	—	(0.2)	—	0.2	5.3	(26.2)		0.67
Intangible amortization expense	3.2	(2.5)	—	5.9	174.0	10.4		3.46
Tax adjustments	—	—	—	—	—	(4.4)		0.09
Adjustments total	4.1	(3.9)	(1.1)	9.5	281.1	(1.0)		5.96
Adjusted basis	59.5%	28.9%	4.1%	26.5%	$715.1	$75.4	10.5%	$13.52

Year Ended December 31, 2022
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.9%	30.9%	5.5%	17.9%	$445.9	$83.0	18.6%	$7.67
Adjustments
Restructuring, restructuring related and impairment items (A)	1.1	—	—	1.9	52.2	(4.0)		1.19
Acquisition, integration and divestiture related items (B)	—	(0.2)	—	(0.1)	(1.8)	(1.3)		(0.01)
Other items (C)	—	—	—	—	1.1	0.3		0.02
MDR	—	—	(1.4)	1.4	39.7	—		0.84
Intangible amortization expense	3.2	(2.6)	—	5.9	164.1	6.8		3.32
Tax adjustments	—	—	—	—	—	(1.4)		0.03
Adjustments total	4.3	(2.8)	(1.4)	9.1	255.3	0.4		5.39
Adjusted basis	59.2%	28.1%	4.1%	27.0%	$701.2	$83.4	11.9%	$13.06

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

Totals may not sum due to rounding.

Tickmarks to Reconciliation Tables
(A)Restructuring, restructuring related and impairment items – For the three months ended December 31, 2023, pre-tax restructuring charges were $11.6 million and restructuring related charges were $3.8 million. For the three months ended December 31, 2022, pre-tax restructuring charges were $17.3 million and restructuring related charges were $9.5 million. For the year ended December 31, 2023, pre-tax restructuring charges were $15.6 million and restructuring related charges were $27.4 million. For the year ended December 31, 2022, pre-tax restructuring charges were $18.8 million; restructuring related charges were $31.9 million, and impairment charges were $1.5 million.
(B)Acquisition, integration and divestiture related items – For the three months ended December 31, 2023, these charges primarily related to the acquisition of Palette Life Sciences AB and the divestiture of respiratory assets. For the three months ended December 31, 2022, these charges related to the acquisition of Standard Bariatrics, Inc. For the year ended December 31, 2023, these charges related to a decrease in contingent consideration expense resulting from changes in the estimated fair value of our contingent consideration liabilities, the acquisition of Palette Life Sciences AB, and the divestiture of respiratory assets. For the year ended December 31, 2022, these charges related to the acquisition of Standard Bariatrics, Inc., the divestiture of respiratory assets, and the gain related to a sale of a building.
(C)Other – For the three months and year ended December 31, 2022, other items related to charges incurred in connection with a debt extinguishment.

ABOUT TELEFLEX INCORPORATED

Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation - a relentless pursuit of identifying unmet clinical needs - to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular access, interventional cardiology and radiology, anesthesia, emergency medicine, surgical, urology and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.
Teleflex is the home of Arrow®, Deknatel®, LMA®, Pilling®, QuikClot®, Rusch®, UroLift® and Weck® - trusted brands united by a common sense of purpose.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, our commitment to our corporate strategy for durable growth; forecasted 2024 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share; and our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2024 financial results. Actual results could differ materially from those in the forward-looking statements due to, among other things, delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and international conflicts and hostilities, such as the ongoing conflicts in the Ukraine and Israel; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(Dollars and shares in thousands, except per share)
Net revenues	$773,909	$757,996	$2,974,489	$2,791,041
Cost of goods sold	342,492	335,930	1,327,558	1,259,954
Gross profit	431,417	422,066	1,646,931	1,531,087
Selling, general and administrative expenses	260,651	233,375	929,867	863,748
Research and development expenses	35,858	42,755	154,351	153,819
Pension settlement charge	45,244	—	45,244	—
Restructuring and impairment charges	11,644	17,349	15,604	20,299
Gain on sale of assets and business	(4,448)	—	(4,448)	(6,504)
Income from continuing operations before interest, loss on extinguishment of debt and taxes	82,468	128,587	506,313	499,725
Interest expense	25,791	19,052	85,082	54,264
Interest income	(3,295)	(335)	(12,781)	(912)
Loss on extinguishment of debt	—	454	—	454
Income from continuing operations before taxes	59,972	109,416	434,012	445,919
Taxes on income from continuing operations	28,789	31,303	76,440	83,003
Income from continuing operations	31,183	78,113	357,572	362,916
Operating (loss) income from discontinued operations	(96)	589	(1,608)	260
(Benefit) taxes on operating loss from discontinued operations	(18)	113	(364)	37
(Loss) income from discontinued operations	(78)	476	(1,244)	223
Net income	$31,105	$78,589	$356,328	$363,139
Earnings per share:
Basic:
Income from continuing operations	$0.66	$1.67	$7.61	$7.74
(Loss) income from discontinued operations	—	0.01	(0.03)	—
Net income	$0.66	$1.68	$7.58	$7.74
Diluted:
Income from continuing operations	$0.66	$1.65	$7.56	$7.67
(Loss) income from discontinued operations	—	0.01	(0.03)	0.01
Net income	$0.66	$1.66	$7.53	$7.68
Weighted average shares outstanding:
Basic	47,002	46,908	46,981	46,898
Diluted	47,301	47,226	47,304	47,309

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2023	December 31, 2022
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$222,848	$292,034
Accounts receivable, net	443,467	408,834
Inventories	626,216	578,507
Prepaid expenses and other current assets	107,471	125,084
Prepaid taxes	7,404	6,524
Total current assets	1,407,406	1,410,983
Property, plant and equipment, net	479,913	447,205
Operating lease assets	123,521	131,211
Goodwill	2,914,055	2,536,730
Intangibles assets, net	2,501,960	2,306,165
Deferred tax assets	6,748	6,402
Other assets	98,943	89,367
Total assets	$7,532,546	$6,928,063
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$87,500	$87,500
Accounts payable	132,247	126,807
Accrued expenses	146,880	140,644
Payroll and benefit-related liabilities	146,535	133,092
Accrued interest	5,583	5,332
Income taxes payable	41,453	24,736
Other current liabilities	46,547	63,381
Total current liabilities	606,745	581,492
Long-term borrowings	1,727,572	1,624,023
Deferred tax liabilities	456,080	388,886
Pension and postretirement benefit liabilities	23,989	31,394
Noncurrent liability for uncertain tax positions	3,370	5,805
Noncurrent operating lease liabilities	111,300	120,437
Other liabilities	162,502	154,058
Total liabilities	3,091,558	2,906,095
Commitments and contingencies
Shareholders’ equity
Common shares, $1 par value Issued: 2023 — 48,046 shares; 2022 — 47,957 shares	48,046	47,957
Additional paid-in capital	749,712	715,118
Retained earnings	4,109,736	3,817,304
Accumulated other comprehensive loss	(314,405)	(403,522)
	4,593,089	4,176,857
Less: Treasury stock, at cost	152,101	154,889
Total shareholders' equity	4,440,988	4,021,968
Total liabilities and shareholders' equity	$7,532,546	$6,928,063

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31, 2023	December 31, 2022
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$356,328	$363,139
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	1,244	(223)
Depreciation expense	68,144	66,502
Intangible asset amortization expense	173,974	164,088
Deferred financing costs and debt discount amortization expense	3,400	4,053
Loss on extinguishment of debt	—	454
Pension settlement charge	45,244	—
Fair value step up of acquired inventory sold	1,536	—
Changes in contingent consideration	(27,243)	2,350
Assets impairment charges	—	1,497
Stock-based compensation	31,465	27,224
Gain on sale of assets and business	(4,448)	(6,504)
Deferred income taxes, net	(13,046)	(13,008)
Payments for contingent consideration	(289)	(3,016)
Interest benefit on swaps designated as net investment hedges	(18,814)	(20,880)
Other	5,960	(2,906)
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(15,763)	(38,459)
Inventories	(41,068)	(110,686)
Prepaid expenses and other current assets	(11,420)	13,420
Accounts payable, accrued expenses and other liabilities	(31,258)	(24,786)
Income taxes	(12,263)	(79,453)
Net cash provided by operating activities from continuing operations	511,683	342,806
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(91,442)	(79,190)
Payments for businesses and intangibles acquired, net of cash acquired	(603,920)	(198,429)
Proceeds from sales of business and assets	15,000	12,434
Net interest proceeds on swaps designated as net investment hedges	63,134	20,775
Proceeds from sales of investments	7,300	7,300
Purchase of investments	(11,300)	(22,300)
Net cash used in investing activities from continuing operations	(621,228)	(259,410)
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	646,000	744,250
Reduction in borrowings	(544,750)	(884,500)
Debt extinguishment, issuance and amendment fees	—	(5,200)
Net proceeds from share based compensation plans and the related tax impacts	5,190	(4,308)
Payments for contingent consideration	(4,004)	(3,959)
Dividends paid	(63,896)	(63,789)
Net cash provided by (used in) financing activities from continuing operations	38,540	(217,506)
Cash flows from discontinued operations:
Net cash used in operating activities	(1,045)	(665)
Net cash provided by investing activities	—	1,469
Net cash (used in) provided by discontinued operations	(1,045)	804
Effect of exchange rate changes on cash and cash equivalents	2,864	(19,744)
Net decrease in cash and cash equivalents	(69,186)	(153,050)
Cash and cash equivalents at the beginning of the year	292,034	445,084
Cash and cash equivalents at the end of the year	$222,848	$292,034

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investors.teleflex.com
610-948-2836